Exhibit 99.1

GreenBox POS Reports Third Quarter 2021 Financial Results

SAN DIEGO, CA – November 11, 2021 – GreenBox POS (NASDAQ: GBOX) ("GreenBox", the "Company"), an emerging financial technology company leveraging proprietary blockchain security and token technology to build customized payment solutions, has provided its financial results for the third quarter ended September 30, 2021.

Management Commentary

GreenBox POS Chief Executive Officer Fredi Nisan commented: “Our third quarter of 2021 was instrumental in building the foundation for 2022 and beyond. We continued to successfully execute on our long-term growth strategy of quickly scaling our processing volume while accumulating key licensing assets through select acquisitions and partnerships. The success is evident from our year-to-date processing volume of $1.4 billion as of September 30th, only 8 short months after the launch of our Gen 3 platform. This is a testimony to both our technology and our talented team securing key ISO relationships and expanding our network. While much work is left to be done to accomplish our goals, our achievements and the trajectory of our growth is undeniable.

“The ability to finance our growth strategy is a key requirement as we look to become the premier blockchain based financial solutions company. In successfully closing on a $100 million convertible note financing, we demonstrated our ability to secure capital which we can deploy on accretive transactions. Now backed by a fortified balance sheet, we can continue to aggressively pursue our acquisition strategy, while investing in our core technology and adding funds to the Coyni custodian revolver to increase it up to $25 million.

“We continued to make great strides towards the spin-off and eventual public offering of Coyni, our stablecoin technology. We selected Miami as Coyni headquarters and appointed highly accomplished financial payments executive, Paul Levine, as the Chief Executive Officer. We opened up Coyni to early adopters and continued to work with Signature Bank and Armanino to ensure proper transaction and attestation functioning as we look to scale.

“Despite all GreenBox has accomplished in the last 18 months, we are in still just in the early innings of scaling our technology. We remain confident in our long-term strategy and are well positioned to capitalize on the opportunity at hand. Looking ahead, we expect to continue to grow our processing volumes and exceed our initial 2021 guidance of $1.85 billion. However, due to the timing and margin profile of customer onboarding and acquisitions closing we now expect 2021 reported revenue of at least $28 million and adjusted net income of at least $8 million. As we look out at 2022, we expect processing volume to be at least $4.9 billion for the year assuming completion of acquisitions. We look forward to bringing GreenBox to the forefront of financial payments technology and delivering long-term sustainable value for our shareholders.” concluded Nisan.

Third Quarter 2021 and Subsequent Operational Highlights:

●	Processed a quarterly record $540 million in transaction volume, growth of approximately 1,400% when compared to the same period a year ago.
o	Year to date processing volume to $1.4 billion as of September 30, 2021
●	Revenues in the third quarter of $8.0 million, representing an increase of 163% when compared to the same period a year ago.
●	Fortified balance sheet with a $100 million convertible note financing to facilitate the Company’s acquisition strategy, fund our Coyni stablecoin revolver and additional technology development
●	Appointed Paul Levine, a technology innovator and the former President of Planet Payment, as Chief Executive Officer and Co-Founder of Coyni stablecoin spinoff company
o	Selected Miami as corporate headquarters for Coyni
●	Strengthened our technology leadership with the hiring of Robert Houghton as Chief Technology Officer to lead GreenBox payment technology roadmap and ensure efficient integration of acquisitions
●

Engaged in revenue sharing and licensing cooperation with Transact Europe enabling GreenBox to leverage key licensing assets and recognize processing volume. The TEU acquisition is currently pending regulatory bank approval.

Third Quarter 2021 Financial Summary

●

Revenues in the third quarter of 2021 were $8.0 million, an increase of 163% compared to revenues of $3.0 million in the same quarter a year ago. Sequentially, revenues increased by 26% when compared to $6.4 million in the second quarter of 2021.

●

Gross profit in the third quarter of 2021 was $5.6 million, or 69.5% of total revenue, compared to gross profit of $1.2 million, or 39.6% of total revenue, in the same quarter a year ago. Sequentially, gross profit increased from $5.1 million, or 79.3% of total revenue, in the second quarter of 2021.

●

Total operating expenses in the third quarter of 2021 totaled $8.4 million, compared to $1.5 million in the same quarter a year ago, and $5.1 million in the second quarter of 2021. The year over year increase was due primarily to an increase in stock compensation for employees as well as increases in research and development and payroll.

●

The Company’s net income in the third quarter of 2021 was ($6.0) million, or ($0.14) per basic and diluted share, compared to net income of ($0.5) million, or ($0.02) per basic and diluted share, in the same quarter a year ago. Net income in the second quarter of 2021 was ($0.4) million or ($0.02) per basic and diluted share. The decrease was primarily due to increases in stock-based compensation expenses related to employees and services, research and development and professional fees

●	Adjusted Net Income, a non-GAAP financial measure, for the third quarter 2021 was $1.7 million.

Third Quarter 2021 Results Conference Call

Management will host a conference call on Thursday, November 11, 2021 at 4:30 p.m. Eastern time to discuss GreenBox’s third quarter 2021 financial results. The call will conclude with Q&A from participants. To participate, please use the following information:

Q3 2021 Conference Call and Webcast
Date: Thursday, November 11, 2021
Time: 4:30 p.m. Eastern time
US Dial In: 1-800-430-8332
International Dial In: 1-323-289-6576
Conference ID: 7785831
Webcast:  Link

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through February 11, 2021. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally and enter replay pin number 7785831 A webcast will also be available for 90 days on the IR section of the GreenBox POS website or by clicking the webcast link above.

About GreenBox POS

GreenBox POS (NASDAQ: GBOX) is an emerging financial technology company leveraging proprietary blockchain security and token technology to build customized payment solutions. The Company's applications enable an end-to-end suite of turnkey financial products with fraud detection technology, improving the efficiency of handling large-scale commercial processing volumes for its merchant clients. For more information, please visit the Company's website at www.greenboxpos.com

Use of Non-GAAP Financial Information

This earnings release discusses Adjusted Net Income which is not a financial measure as defined by GAAP. This financial measure is presented as a supplemental measure of operating performance because we believe it can aid in, and enhance, the understanding of our financial results. In addition, we use Adjusted Net Income as a measure internally for budgeting purposes.

We define Adjusted Net Income as net income (loss) before (1) interest expense (income), net, (2) income tax expense (benefit), (3) depreciation, (4) amortization of intangible assets, (5) stock-based compensation expense, plus (6) from time to time, certain other items which are specific transaction-related items. Other companies may define or calculate this measure differently, limiting the usefulness as a comparative measure. Because of this limitation, this non-GAAP financial measure should not be considered in isolation or as substitute for or superior to performance measures calculated in accordance with GAAP and should be read in conjunction with the financial statement tables. See also Reconciliation of Net Income (Loss) attributable to GreenBox POS, Inc., to Adjusted Net Income in the table below.*

Forward-Looking Statements Disclaimer

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set out in the Company's SEC filings. These risks and uncertainties could cause the Company's actual results to differ materially from those indicated in the forward-looking statements.

Investor Relations Contact
Mark Schwalenberg
MZ Group - MZ North America
312-261-6430
GBOX@mzgroup.us
www.mzgroup.us

GreenBox POS

Consolidated Balance Sheets

September 30, 2021 and December 31, 2020

(unaudited)

	(Unaudited)
	September 30,	December 31,
	2021	2020

ASSETS

Current Assets:
Cash and cash equivalents	$29,707,254	$-
Restricted cash	-	1,832,735
Accounts receivable, net of allowance for bad debt of $288,764 and $0, respectively	229,346	10,000
Accounts receivable from fines and penalties from merchants, net of allowance for bad debt of $6,665,031	2,789,231	2,789,230
Inventory	177,779	-
Cash due from gateways, net	19,418,353	7,303,949
Prepaid and other current assets	260,963	70,130
Total current assets	52,582,926	12,006,044

Non-current Assets:
Property and equipment, net	1,630,379	57,264
Other assets	197,954	81,636
Goodwill	6,049,487	-
Intangible Assets, net	7,992,432	-
Operating lease right-of-use assets, net	668,865	117,795
Total non-current assets	16,539,117	256,695

Total assets	$69,122,043	$12,262,739

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$801,598	$210,094
Other current liabilities	3,583,956	68,138
Payment processing liabilities, net	6,634,457	10,199,956
Note payable, payroll protection plan loan	272,713	272,713
Short-term notes payable, net of debt discount of…	3,448	-
Convertible debt, net of debt discount of $0 and $2,993,408, respectively	-	856,592
Current portion of operating lease liabilities	375,488	120,110

Total current liabilities	11,671,660	11,727,603
Long term liabilities	645,131	149,900
Operating lease liabilities, less current portion	294,490	-
Total liabilities	12,611,281	11,877,503

Commitments and contingencies

Stockholders' Equity:
Common stock, par value $0.001, 82,500,000 shares authorized, shares issued and outstanding of 42,865,022 and 30,710,645, respectively	42,865	30,711
Additional paid-in capital	90,290,826	12,079,074
Accumulated deficit	(31,143,296)	(11,724,549)
Less: Treasury stock, at cost; 300,000 and 0 shares, respectively	(2,679,633)	-
Total stockholders' equity	56,510,762	385,236

Total liabilities and stockholder's equity	$69,122,043	$12,262,739

GreenBox POS

Consolidated Statements of Operations
For the Three Months and Nine Months Ended September 30, 2021 and 2020

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenue	$8,045,469	$3,056,271	$19,174,089	$5,536,335
Cost of revenue	2,420,748	1,845,295	5,337,999	3,504,283

Gross profit	5,624,721	1,210,976	13,836,090	2,032,052

Operating expenses:
Advertising and marketing	37,179	59,099	84,509	86,368
Research and development	1,043,385	243,923	2,504,976	798,157
General and administrative	784,158	366,734	1,648,383	613,156
Payroll and payroll taxes	1,250,451	436,216	2,871,581	1,279,174
Professional fees	789,772	344,641	2,114,996	852,234
Stock compensation for employees	3,777,572	-	5,867,072	-
Stock compensation for services	238,238	-	10,418,996	-
Depreciation and amortization	457,633	5,764	477,886	16,856
Total operating expenses	8,378,388	1,456,377	25,988,399	3,645,945

Income (Loss) from operations	(2,753,667)	(245,401)	(12,152,309)	(1,613,893)

Other income (expense):
Interest expense	(4,736)	(48,931)	(598,994)	(372,553)
Interest expense - debt discount	-	(83,500)	(2,993,408)	(121,918)
Derivative expense	-	(925,576)	-	(925,576)
Changes in fair value of derivative liability	-	819,366	-	(383,769)
Gain from extinguishment of convertible debt	-	-	-	2,630,795
Merchant liability settlement	-	-	(364,124)	-
Other income or expense	(37,497)	(5,768)	(56,057)	(2,434)
Total other expense, net	(42,233)	(244,409)	(4,012,583)	824,545

Income (Loss) before provision for income taxes	(2,795,900)	(489,810)	(16,164,892)	(789,348)

Income tax provision	3,253,855	-	3,253,855	-

Net income (loss)	$(6,049,755)	$(489,810)	$(19,418,747)	$(789,348)

Earnings (loss) per share:
Basic and diluted	$(0.14)	$(0.02)	$(0.49)	$(0.03)

Weighted average number of common shares outstanding:
Basic and diluted	42,065,842	29,488,393	39,949,732	29,488,393

GreenBox POS

Consolidated Statements of Cash Flows

For the Nine months ended September 30, 2021 and 2020

(unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(19,418,747)	$(789,348)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	477,886	16,856
Noncash lease expense	(1,202)	(966)
Stock compensation expense	5,867,072	162,633
Common stocks issued for professional fees	10,418,996	4,130
Common stocks - issued donation	-	8,000
Proceeds from exercise of stock options	-	32,500
Stock compensation issued for interest	598,994	-
Interest expense - debt discount	2,993,408	121,918
Derivative expense	-	925,576
Gain (loss) on extinguishment of debt	-	(2,630,795)
Changes in fair value of derivative liability	-	383,769
Changes in assets and liabilities:
Other receivable, net	(154,556)	47,714
Inventory	(53,278)	-
Prepaid and other current assets	(184,172)	(34,878)
Cash due from gateways, net	(12,114,404)	3,124,085
Other assets	679,558	(70,000)
Accounts payable	370,487	220,465
Other current liabilities	3,384,258	32,107
Accrued interest	-	(286,461)
Payment processing liabilities, net	(6,898,339)	(1,397,810)
Net cash provided by (used in) operating activities	(14,034,039)	(130,505)

Cash flows from investing activities:
Purchases of property and equipment	(97,818)	(12,332)
Acquisition of Northeast	(2,500,000)	-
Net cash used in investing activities	(2,597,818)	(12,332)

Cash flows from financing activities:
Treasury stock repurchase	(2,679,633)	-
Proceeds from stock option exercises	2,250	-
Borrowings from convertible debt	-	178,000
Repayments on convertible debt	-	(670,000)
Borrowings from notes payable	350,000	1,954,480
Principal payments on notes payable	-	(1,147,919)
Proceeds from exercise of warrant	3,731,200	-
Repurchase of common stock from stockholder	(4,194,000)	(810,000)
Proceeds from issuance of common stock	45,805,491	-
Net cash provided by (used in) financing activities	43,015,308	(495,439)

Cash acquired from acquisition of Northeast and ChargeSavvy	1,491,068	-

Net increase in cash, cash equivalents, and restricted cash	27,874,519	(638,276)

Cash, cash equivalents, and restricted cash – beginning of period	1,832,735	763,110

Cash, cash equivalents, and restricted cash – end of period	$29,707,254	$124,834

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$4,639	$575,014
Income taxes	$800	$800

Non-cash financing and investing activities:
Convertible debt conversion to common stock	$3,850,000	$137,500
Common stock issued for acquisition of ChargeSavvy	$12,140,000	$-
Interest accrual from convertible debt converted to common stock	$594,355	$78,050
Short-term notes payable converted to common stock	$-	$810,000

Reconciliation of Net Income (Loss) attributable to GreenBox POS, Inc., to Adjusted Net Income* for the Three Months Ended September 30, 2021

	Q2 2021	Q3 2021	Nine Months Ended September 30, 2021

Net loss	$(39,560)	$(6,049,755)	$(19,418,747)

Adjustments to net loss:

Non-cash adjustments - income (loss):
Stock compensation expense for employees	1,291,887	3,777,572	5,867,072
Stock compensation expense for services	726,933	238,238	10,418,996
Merchant settlement liability	-	-	364,124
Total non-cash adjustments	2,018,820	4,015,810	16,650,192

EBIDTA Adjustment:
Depreciation	14,244	457,633	477,886
Income taxes	-	3,253,855	3,253,855
Interest expense - debt discount and other interest	-	4,736	2,993,408
Interest expense - interest on convertible debt	-	-	598,994
Total EBIDTA adjustments	14,244	3,716,224	7,324,143

Total adjustments to net loss:	2,033,064	7,732,034	23,974,335

Adjusted net income	$1,993,504	$1,682,279	$4,555,588

Adjusted cash flows from operations:

Cash flows used in operations per financial statements			$(14,034,039)

Adjustments:
Increase in cash due from gateways - receivables			12,114,404
Decrease in payment processing liabilities - payables			6,898,339
Total adjustments			19,012,743

Cash flows provided by operating activities - Adjusted			$4,978,704

* Adjusted Net Income is a non-GAAP financial measure. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.